Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Chesapeake Lodging Trust:

(1)	Form S-8 No. 333-172311,

(2)	Form S-3 No. 333-172310,

(3)	Form S-8 No. 333-164537,

(4)	Form S-8 No. 333-181840, and

(5)	Form S-3 No. 333-183280;

of our report dated August 30, 2012, with respect to the financial statements of the W Chicago – Lakeshore included in this Form 8-K/A for the years ended December 31, 2011 and 2010.

/s/ Ernst & Young LLP

McLean, Virginia

September 10, 2012